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                                                                   Exhibit 10.16

ADAPTIVE BROADBAND CORPORATION

ADDENDUM TO THE FEBRUARY 18, 2000

RETENTION AND SEVERANCE AGREEMENT


THIS ADDENDUM TO THE FEBRUARY 18, 2000 RETENTION AND SEVERANCE AGREEMENT ("Addendum") is entered into as of July 5, 2000 (the "Effective Date"), between ADAPTIVE BROADBAND CORPORATION, a Delaware corporation ("ADAP") and George Arena (the "Employee").

RECITAL

By this Addendum, ADAP authorizes the Employee to accept employment as a director on the Board of Moseley Associates without such employment limiting the duration or continuance of severance compensation as outlined in Paragraph 4 of the Retention and Severance Agreement dated February 18, 2000 ("Agreement"). However, any compensation exceeding $20,000 in one 12 month period shall result in a dollar-for-dollar reduction in level of severance compensation described therein. Employment as a director on the board of any other business or entity, whether paid or not, shall not constitute employment and shall not limit the duration or continuance nor reduce the amount of severance compensation.

The parties agree as follows:

1.  Severance Compensation.  ADAP authorizes The Employee to begin employment as
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a director on the board of any business or entity, including Moseley Associates, without such employment limiting the duration or continuance of severance compensation as provided in Section 4 of the Agreement. However, the amount of compensation exceeding $20,000 in one 12 month period that the Employee receives as a director on the Board of Moseley Associates shall be deducted from the severance compensation amount paid by ADAP.

2.  Miscellaneous.  Except as modified by this Addendum, the Agreement remains
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in full force and effect


IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.


ADAPTIVE BROADBAND CORPORATION
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Donna Birks
George Arena

Executive Vice President and CFO
Employee